Exhibit 8.1

List of Subsidiaries of the Registrant

•	Changyou.com (HK) Limited, incorporated in Hong Kong.

•	ICE Entertainment (HK) Limited, incorporated in Hong Kong.

•	Beijing AmazGame Age Internet Technology Co., Ltd., incorporated in the PRC.

•	Beijing Changyou Gamespace Software Technology Co., Ltd., incorporated in the PRC.

•	ICE Information Technology (Shanghai) Co., Ltd., incorporated in the PRC.

•	Beijing Yang Fan Jing He Information Consulting Co., Ltd., incorporated in the PRC.

•	Shanghai Jingmao Culture Communication Co., Ltd., incorporated in the PRC.

•	Beijing Changyou Jingmao Film & Culture Communication Co., Ltd., incorporated in the PRC.

•	Shanghai Hejin Data Consulting Co., Ltd., incorporated in the PRC.

•	Changyou.com (US), Inc., incorporated in the United States.

•	Changyou.com (UK) Co., Ltd., incorporated in the United Kingdom.

•	Changyou My Sdn. Bhd, incorporated in Malaysia.

•	Changyou.com Korea Limited, incorporated in South Korea.

•	Changyou.com India Private Limited, incorporated in India.

•	Changyou.com Gamepower (HK) Limited, incorporated in Hong Kong.

•	Changyou.com Webgames (HK) Limited, incorporated in Hong Kong.

•	CHANGYOU BİLİŞİM HİZMETLERİ TİCARET LİMİTED ŞİRKETİ, incorporated in Turkey.

•	Kylie Enterprises Limited, incorporated in British Virgin Islands.

As of the date of this annual report, we also own, through Changyou.com Webgames (HK) Limited, the following subsidiaries:

•	7Road.com Limited, incorporated in the Cayman Islands.

•	7Road.com HK Limited, incorporated in Hong Kong.

•	Shenzhen 7Road Network Technologies Co., Ltd., incorporated in the PRC.

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